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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-83794 dated March 6, 2002 and No. 333-83800 dated March 6, 2002) of Somera Communications, Inc. of our report dated January 29, 2002, relating to the financial statements which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2002 relating to the financial statement schedule which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP

San Jose, California
March 15, 2002